Exhibit 99.1

Teladoc Health Reports Fourth-Quarter

and Full-Year 2018 Results

Fourth-quarter revenue grows 59% to $122.7 million; Full-year 2018 revenue grows 79% to $417.9 million

Fourth-quarter total visits up 86% to 861,000; 2018 total visits up 80% to 2.6 million

Issues Initial 2019 Guidance

PURCHASE, NY, February 27, 2019 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today reported financial results for the fourth quarter and full year ending December 31, 2018.

“We had an exceptional 2018 with solid performance across all of our key financial and operational metrics, enabling us to enter 2019 with significant momentum.  As virtual care becomes mainstream, we are uniquely positioned across all of our channels as the only global comprehensive virtual healthcare solution,” said Jason Gorevic, chief executive officer, Teladoc Health.  “We continue to extend our leadership position by delivering the highest quality care, successfully engaging consumers, broadening our scope of services, and expanding our global geographic reach.”

Financial Highlights for the Fourth Quarter and Full Year Ended December 31, 2018

Revenue
($ million)
	Quarters Ended		Year over Year	Year Ended		Year over Year
	December 31,		Growth	December 31,		Growth
	2018	2017		2018	2017
Subscription Access Fees Revenue
U.S.	$78,340	$55,409	41%	$277,091	$179,184	55%
International	24,362	9,963	145%	73,693	18,338	302%
Total	102,702	65,372	57%	350,784	197,522	78%

Visit Fee Revenue
U.S. Paid Visits	15,752	11,558	36%	53,074	35,294	50%
U.S. Visit Fee Only	3,751	—	NM	12,508	—	NM
International Paid Visits	536	210	155%	1,541	463	233%
Total	20,039	11,768	70%	67,123	35,757	88%

Total Revenue*	$122,741	$77,140	59%	$417,907	$233,279	79%

*Organic full-year and fourth-quarter 2018 revenue, excluding Advance Medical, increased by 36 percent and 33 percent, respectively, year over year.

Membership & Visit Fee Only Access
(millions)
	Quarters Ended			Year over Year
	December 31,			Growth
	2018	2017
Total U.S. Paid Membership*	22.8	19.6	**	16%

Total U.S. Visit Fee Only Access	9.5	—		NM

*Organic full-year and fourth-quarter 2018 U.S. Paid Membership, excluding Advance Medical, was 21.8 million, up 11 percent year over year.

**Adjusted for 3.6 million Aetna visit fee only lives.

Visits
(thousands)
	Quarters Ended		Year over Year	Years Ended		Year over Year
	December 31,		Growth	December 31,		Growth
	2018	2017		2018	2017
Paid Visits from U.S. Paid Membership	302	251	20%	1,020	793	29%
Percent of Paid Visits from U.S. Paid Membership	50%	54%	(9)%	50%	54%	(8)%
Visits Included from U.S. Paid Membership	305	211	45%	1,016	667	52%

Total Visits from U.S. Paid Membership	607	462	31%	2,036	1,461	39%

U.S. Visit Fee Only	49	—	NM	172	—	NM

International Visits	205	1	NM	432	3	NM
Total Visits	861	464	86%	2,640	1,463	80%

•

Gross margin was 67.4 percent for the fourth quarter 2018 compared to 70.6 percent for the fourth quarter 2017. Gross margin was 69.2 percent for the full year 2018 compared to 73.6 percent for the full year 2017.

•

Net loss was $(24.9) million for the fourth quarter 2018 compared to $(44.4) million for the fourth quarter 2017. Net loss was $(97.1) million for the full year 2018 compared to $(106.8) million for the full year 2017.

•

Net loss per basic and diluted share was $(0.35) for the fourth quarter 2018 compared to $(0.76) for the fourth quarter 2017. Net loss per basic and diluted share was $(1.47) for the full year 2018 compared to $(1.93) for the full year 2017.

•

EBITDA was $(8.3) million for the fourth quarter 2018 compared to $(17.2) million for the fourth quarter 2017. EBITDA was $(35.3) million for the full year 2018 compared to $(70.4) million for the full year 2017.

•

Adjusted EBITDA was a positive $5.8 million for the fourth quarter 2018 compared to $2.4 million for the fourth quarter 2017. Adjusted EBITDA was a positive $13.4 million for the full year 2018 compared to a loss of $(12.5) million for the full year 2017.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations.

For the first-quarter 2019, we expect:

•	Total revenue to be in the range of $126 million to $129 million.
•	EBITDA loss to be in the range of $(14) million to $(16) million.
•	Adjusted EBITDA to be in the range of $0 million to positive $2 million.
•	Total U.S. paid membership to be in the range of 26 million to 26.5 million and visit-fee-only access to be available to approximately 9.8 million individuals.
•	Total visits to be between 950,000 and 1,050,000.
•	Net loss per share, based on 70.8 million weighted average shares outstanding, to be between $(0.44) and $(0.46).

For the full-year 2019, we expect:

•	Total revenue to be in the range of $535 million to $545 million.
•	EBITDA loss to be in the range of $(40) million to $(50) million.
•	Adjusted EBITDA to be in the range of positive $25 million to $35 million.
•	Total U.S. paid membership to be in the range of 27 million to 29 million members and visit-fee-only access to be available to approximately 9.8 million individuals.
•	Total visits to be between 3.6 million to 3.9 million.
•	Net loss per share, based on 71.9 million weighted average shares outstanding, to be between $(1.52) and $(1.66).

Quarterly Conference Call

The full-year and fourth-quarter 2018 earnings conference call and webcast will be held Wednesday, February 27, 2019 at 4:30 p.m. EST. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 5178989 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,000 employees, the organization delivers care in 125 countries and in more than 20 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	December 31,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$423,989	$42,817
Short-term investments	54,545	79,489
Accounts receivable, net of allowance of $3,382 and $2,422, respectively	43,571	27,094
Prepaid expenses and other current assets	10,631	6,839
Total current assets	532,736	156,239
Property and equipment, net	10,148	8,963
Goodwill	737,197	498,520
Intangible assets, net	247,394	159,811
Other assets	1,401	858
Total assets	$1,528,876	$824,391
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,769	$3,884
Accrued expenses and other current liabilities	26,801	19,357
Accrued compensation	27,869	17,089
Total current liabilities	62,439	40,330
Other liabilities	6,191	4,882
Deferred taxes	32,444	12,906
Convertible senior notes, net	414,683	207,370
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 and 100,000,000 shares authorized as of December 31, 2018 and December 31, 2017, respectively; 70,516,249 shares and 61,534,101 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	70	61
Additional paid-in capital	1,434,780	866,330
Accumulated deficit	(408,661)	(311,577)
Accumulated other comprehensive (loss) income	(13,070)	4,089
Total stockholders’ equity	1,013,119	558,903
Total liabilities and stockholders’ equity	$1,528,876	$824,391

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarters Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$122,741	$77,140	$417,907	$233,279
Cost of revenue	40,028	22,716	128,735	61,623
Gross profit	82,713	54,424	289,172	171,656
Operating expenses:
Advertising and marketing	23,555	18,441	85,109	57,663
Sales	14,509	11,279	59,154	37,984
Technology and development	13,544	10,446	54,373	34,459
Legal	1,023	760	1,866	1,485
Regulatory	467	616	2,115	3,387
Acquisition and integration related costs	1,434	2,557	10,391	13,196
Gain on sale	—	—	(5,500)	—
General and administrative	36,461	27,482	116,916	79,781
Depreciation and amortization	9,557	7,402	35,602	19,095
Loss from operations	(17,837)	(24,559)	(70,854)	(75,394)
Amortization of warrants and loss on extinguishment of debt	—	12,665	—	14,122
Interest expense, net	6,663	7,813	26,112	17,491
Net loss before taxes	(24,500)	(45,037)	(96,966)	(107,007)
Income tax (benefit) provision	379	(654)	118	(225)
Net loss	$(24,879)	$(44,383)	$(97,084)	$(106,782)
Net loss per share, basic and diluted	$(0.35)	$(0.76)	$(1.47)	$(1.93)

Weighted-average shares used to compute basic and diluted net loss per share	70,239,511	58,371,458	65,844,908	55,427,460

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	2018	2017
Cash flows used in operating activities:
Net loss	$(97,084)	$(106,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,602	19,095
Allowance for doubtful accounts	2,243	1,731
Stock-based compensation	43,769	30,597
Deferred income taxes	(2,247)	(306)
Accretion of interest	19,487	6,382
Amortization of warrants and loss on extinguishment of debt	—	14,122
Gain on sale	(5,500)	—
Changes in operating assets and liabilities:
Accounts receivable	(10,931)	(3,659)
Prepaid expenses and other current assets	(2,612)	(2,003)
Other assets	(414)	98
Accounts payable	(391)	1,534
Accrued expenses and other current liabilities	3,993	4,292
Accrued compensation	8,480	3,768
Other liabilities	745	(3,310)
Net cash used in operating activities	(4,860)	(34,441)
Cash flows used in investing activities:
Purchase of property and equipment	(4,011)	(2,633)
Purchase of internal-use software	(4,396)	(2,882)
Purchase of marketable securities	(56,347)	(149,261)
Proceeds from marketable securities	84,170	85,753
Sale of assets	5,530	—
Acquisition of business, net of cash acquired	(282,442)	(379,356)
Net cash used in investing activities	(257,496)	(448,379)
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	31,322	10,837
Proceeds from issuance of convertible notes	279,152	263,722
Proceeds from borrowing under bank and other debt	10	166,679
Repayment of debt	—	(226,440)
Proceeds from issuance of common stock	330,843	258,554
Proceeds from employee stock purchase plan	2,564	2,153
Proceeds from cash received for withholding taxes on stock-based compensation, net	1,721	(74)
Net cash provided by financing activities	645,612	475,431
Net increase (decrease) in cash and cash equivalents	383,258	(7,389)
Foreign exchange difference	(2,084)	191
Cash and cash equivalents at beginning of the period	42,817	50,015
Cash and cash equivalents at end of the period	$423,989	$42,817

Income taxes paid	$441	$137

Interest paid	$10,303	$9,450

Operating Metrics

(In million, except for visits, unaudited)

	Quarters Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Subscription Access Fees:
U.S.	$78,340	$55,409	$277,091	$179,184
International	24,362	9,963	73,693	18,338
Visit Fee Revenue:
U.S. Paid Visits	15,752	11,558	53,074	35,294
U.S. Visit Fee Only	3,751	—	12,508	—
International Paid Visits	536	210	1,541	463
Total Revenues	$122,741	$77,140	$417,907	$233,279

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, gain on sale of certain contracts, amortization of warrants and loss on extinguishment of debt, stock-based compensation and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe both financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	EBTIDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;
•	EBTIDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;
•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
•	Adjusted EBITDA does not reflect the significant gain on sale of certain non-core business contracts;
•	Adjusted EBITDA does not reflect the significant amortization of warrants and loss on extinguishment of debt;
•	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss	$(24,879)	$(44,383)	$(97,084)	$(106,782)
Add:
Interest expense, net	6,663	7,813	26,112	17,491
Income tax (benefit) provision	379	(654)	118	(225)
Depreciation expense	939	1,305	4,057	3,771
Amortization expense	8,618	6,097	31,545	15,324
EBITDA(1)	(8,280)	(29,822)	(35,252)	(70,421)
Stock-based compensation	12,683	16,969	43,769	30,597
Amortization of warrants and loss on extinguishment of debt	—	12,665	—	14,122
Gain on sale	—	—	(5,500)	—
Acquisition and integration related costs	1,434	2,557	10,391	13,196
Adjusted EBITDA(1)	$5,837	$2,369	$13,408	$(12,506)

Media:

Courtney McLeod

914-265-6789

cmcleod@teladochealth.com

Investors:
Valerie Haertel

914-265-6706

vhaertel@teladochealth.com